UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

ATHENA TECHNOLOGY ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41144	87-2447308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

442 5th Avenue

New York, NY 10018

(Address of registrant’s principal executive offices, including zip code)

(970) 925-1572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	ATEK.U	NYSE American
Shares of Class A Common Stock, par value $0.0001 per share, included as part of the units	ATEK	NYSE American
Redeemable Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ATEK WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by the stockholders of Athena Technology Acquisition Corp. II, a Delaware corporation (the “Company”), at its annual meeting of stockholders held on December 10, 2024 (the “2024 Annual Meeting”), the Company filed an amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Charter”), with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment extends the date by which the Company must consummate a business combination on a monthly basis for up to nine times by an additional one month each time for a total of up to nine months from December 14, 2024 to September 14, 2025 provided that Athena Technology Sponsor II, LLC or its affiliates or permitted designees will deposit into the trust account established by the Company in connection with the Company’s initial public offering of units of Class A common stock, par value $0.001 per shares (“Class A Common Stock”) and warrants to purchase shares of Class A Common Stock the lesser of (a) $25,000 and (b) $0.02 for each share of Class A Common Stock issued and outstanding that is subject to redemption and that has not been redeemed in accordance with the terms of the Charter upon the election of each such one-month extension unless the closing of the Company’s initial business combination shall have occurred.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 10, 2024, the Company held the 2024 Annual Meeting virtually via live webcast. As of the close of business on November 18, 2024, the record date for the 2024 Annual Meeting, there were 11,122,781 shares of Class A Common Stock outstanding, each of which was entitled to one vote per share with respect to the proposals brought before the 2024 Annual Meeting. A total of 10,583,103 shares of Class A Common Stock, representing 95.14% of the outstanding shares of Class A Common Stock entitled to vote at the 2024 Annual Meeting, were present in person or by proxy, constituting a quorum. The following are the voting results for the proposals considered and voted upon at the 2024 Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 21, 2024.

Proposal 1 — Election of two (2) Class II directors to serve until the 2027 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Judith Rodin	10,398,058	185,045	0
Sharon Brown-Hruska	10,583,058	45	0

Based on the foregoing votes, each of Judith Rodin and Sharon Brown-Hruska was elected to serve as a Class II director until the 2027 annual meeting of stockholders and until her successor has been duly elected and qualified.

Proposal 2 — Ratification of the appointment of WithumSmith+Brown as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,583,058	45	0	0

Based on the foregoing votes, the stockholders ratified the appointment of WithumSmith+Brown as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3 — Approval to amend the Charter to extend the date by which the Company must consummate a business combination from December 14, 2024 to up to September 14, 2025, subject to certain requirements.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,208,047	375,056	0	0

Based on the foregoing votes, the stockholders approved the Amendment to the Charter.

Stockholders holding 977,625 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the trust account. As a result, $11,497,958.97 (approximately $11.76 per share) will be withdrawn from the trust account to pay such redeeming holders.

Item 8.01. Other Events.

On December 11, 2024, the Company caused to be deposited $6,203.12 into the trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from December 14, 2024 to January 14, 2025 (the “Monthly Extension”). The Monthly Extension is the first of up to nine potential monthly extensions permitted under the Company’s Charter, as amended by the Amendment described under Item 5.03 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2024	ATHENA TECHNOLOGY ACQUISITION CORP. II

	By:	/s/ Isabelle Freidheim
	Name:	Isabelle Freidheim
	Title:	Chief Executive Officer

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